SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2003

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road, P.O. Box 498, Brattleboro, Vermont	05302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 802.257.0365

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

    On August 6, 2003, FiberMark, Inc., announced its financial results for the quarter ended June 30, 2003. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

    In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark, Inc.

Date: August 6, 2003	By:	/s/ Allan M. Kline

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 6, 2003

NEWS RELEASE

FIBERMARK ANNOUNCES SECOND-QUARTER 2003 RESULTS AND
PLANS TO MOVE TO THE AMERICAN STOCK EXCHANGE

BRATTLEBORO, VERMONT—August 6, 2003— FiberMark, Inc. (NYSE:FMK) today reported a net loss of $8.5 million, or $1.21 per share, for the second quarter ended June 30, 2003, compared with net income of $2.6 million, or $.36 per share, for the same quarter last year. Approximately $5.1 million of the second quarter loss, or $.73 per share, was due to tax expense differential related to the absence of tax benefits on U.S. net operating losses recorded in the quarter. However, the company recognized tax benefits on the U.S. pre-tax loss in the second quarter of 2002.

Net sales for the second quarter of 2003 were $104.2 million compared with $105.1 million in the same quarter in 2002, a decline of 0.9%. Sales from German operations were $48.5 million compared with $38.1 million, an increase of 27.3%. The translation effects of a stronger euro accounted for $8.7 million in sales for the second quarter compared with the prior year quarter. North American operations sales were $55.7 million compared with $67.0 million, a 16.9% decline.

For the first six months of 2003, the company reported a net loss of $13.9 million, or $1.97 per share, compared with net income of $3.0 million, or $.42 per share, for the prior-year period. The tax expense differential related to the absence of tax benefits totaled $9.5 million, or $1.35 per share. However, the company recognized tax benefits on the U.S. pre-tax loss in the first six months of 2002. Sales for the six-month 2003 period were $208.8 million compared with $202.3 million in 2002, a 3.2% increase. Sales for German operations were $96.2 million in 2003 compared with $74.7 million in 2002, an increase of 28.8%. The translation effects of a stronger euro accounted for $17.4 million in sales for the six-month period. North American operations sales in 2003 were $112.6 million compared with $127.6 million in 2002, an 11.8% decline.

Excluding the positive translation effects of a stronger euro, sales for German operations grew 2.7% for the second quarter 2003 compared with the prior year quarter. "German operations real sales growth was largely driven by share gains in automotive filter media and tape base and market growth in nonwoven wallcovering," said Alex Kwader, chairman and chief executive officer. "The decline in North American operations was primarily due to continued economic weakness, as well as discontinued business related to product line divestitures and facility closures."

"Substantially higher energy and pulp costs negatively impacted results," Kwader added, "as well as an increase in downtime in the face of weaker North American sales." Results were down on a sequential basis from the first quarter, he said, due to lower sales volume, a weaker product mix and higher product transfer costs related to the consolidation of the company’s Johnston, Rhode Island, and Lowville, New York, facilities. The company ceased operations at its Johnston, Rhode Island, facility at quarter end.

FiberMark also announced plans to begin trading of its common stock on the American Stock Exchange (AMEX), effective August 8, 2003, and to cease trading on the New York Stock Exchange effective August 7. The AMEX listing is contingent upon the company’s compliance with all applicable listing standards on the date it begins trading.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide. Products include filter media for transportation, vacuum bag and fast food applications; base materials for specialty tapes, electrical, electronics and graphic arts applications, wallpaper, building materials and sandpaper and cover/decorative materials for office and school supplies, publishing, printing and premium packaging. The company has 11 facilities in the eastern United States and Europe.

This press release contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the company’s Form 10K filed with the SEC March 31, 2003, and accessible on the company’s Web site: www.fibermark.com .

(Tables to follow.)

FIBERMARK, INC.
Consolidated Statements of Operations
Three Months Ended June 30, 2003 and 2002

(In thousands, except per share amounts)

Unaudited

	2003	2002

Net sales	$104,176	$105,124

Cost of sales	89,423	81,317

Gross profit	14,753	23,807

Selling, general and administrative expenses	10,828	9,878

Income from operations	3,925	13,929

Other expense, net	304	332

Interest expense, net	8,774	8,953

Income (loss) before income taxes	(5,153)	4,644

Income tax expense	3,363	2,088

Net income (loss)	$(8,516)	$2,556

Basic earnings (loss) per share	$(1.21)	$0.36

Diluted earnings (loss) per share	$(1.21)	$0.36

Average Basic Shares Outstanding	7,066	7,052
Average Diluted Shares Outstanding	7,066	7,087

FIBERMARK, INC.
Consolidated Statements of Operations
Six Months Ended June 30, 2003 and 2002

(In thousands, except per share amounts)

Unaudited

	2003	2002

Net sales	$208,842	$202,282

Cost of sales	173,888	159,869

Gross profit	34,954	42,413

Selling, general and administrative expenses	23,066	18,795

Income from operations	11,888	23,618

Other expense, net	261	743

Interest expense, net	17,473	17,515

Income (loss) before income taxes	(5,846)	5,360

Income tax expense	8,073	2,410

Net income (loss)	$(13,919)	$2,950

Basic earnings (loss) per share	$(1.97)	$0.42

Diluted earnings (loss) per share	$(1.97)	$0.42

Average Basic Shares Outstanding	7,066	6,978
Average Diluted Shares Outstanding	7,066	7,021

FIBERMARK, INC.
Consolidated Balance Sheets

(In thousands, except share and per share amounts)

Unaudited

	June 30,	December 31,
ASSETS	2003	2002

Current assets:
Cash	$14,926	$35,567
Accounts receivable, net of allowances	56,915	50,386
Inventories	65,942	64,569
Prepaid expenses	1,253	1,591

Total current assets	139,036	152,113

Property, plant and equipment, net	239,067	225,506
Goodwill	99,020	98,460
Other intangible assets, net	10,628	11,478
Other long-term assets	1,477	1,347
Other pension assets	5,011	5,011

Total assets	$494,239	$493,915

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,481	$3,188
Accounts payable	23,430	27,344
Accrued liabilities	24,044	22,461
Accrued income taxes payable	7,118	4,330
Deferred income taxes	589	538

Total current liabilities	59,662	57,861

Long-term liabilities:
Revolving credit line	-	-
Long-term debt, less current portion	342,443	341,073
Deferred income taxes	16,476	14,952
Other long-term liabilities	45,144	43,800

Total long-term liabilities	404,063	399,825

Total liabilities	463,725	457,686

Stockholders' equity
Preferred stock, par value $.001 per share;
2,000,000 shares authorized, and none issued	-	-
Series A Junior participatory preferred stock, par value $.001;
7,066 shares authorized, and none issued	-	-
Common stock, par value $.001 per share; 20,000,000 shares authorized
7,070,026 and 7,066,226 shares issued and outstanding in 2003 and
6,911,058 and 6,907,258 shares issued and outstanding in 2002	7	7
Additional paid-in capital	65,496	65,496
Accumulated deficit	(43,850)	(29,931)
Accumulated other comprehensive income	8,896	692
Less treasury stock, 3,800 shares at cost in 2003 and 2002	(35)	(35)

Total stockholders' equity	30,514	36,229

Total liabilities and stockholders' equity	$494,239	$493,915

Contact:
Janice C. Warren
Director of Investor Relations and Corporate Communications
Tel 802 257 5981
E-mail: info@fibermark.com